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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 1995 (June 30, 1995)
- --------------------------------------------------------------------------------


                            CONQUEST INDUSTRIES INC.


   Delaware                      1-10206                  76-0206582
- ---------------              ----------------           -------------
(State or other              (Commission File           (IRS Employer
jurisdiction of                    No.)                    ID No.)
incorporation)



               6400 West Gross Point Road, Niles, Illinois 60714
               -------------------------------------------------
                    (Address of principal executive offices)


                                 (708) 647-7500
               --------------------------------------------------
               Registrant's telephone number, including area code



                 2215 E.M. Franklin Avenue, Austin, Texas 78723
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.

                 Effective as of March 30, 1995, Conquest Industries Inc. (the "Company") transferred all of the operating assets of its airline operations to a new wholly-owned subsidiary of the Company known as Conquest Airlines Corp. ("CAC"), in consideration of the assumption by CAC of substantially all of the liabilities of the Company relating to its airline operations. Subsequent to such transfer of assets and assignment of liabilities, the Company continued to seek a buyer for the airline operations, which were thereafter conducted by CAC.

                 Effective as of June 30, 1995, the Company consummated the sale of all of the capital stock of CAC to Air L.A., Inc. ("Air LA"), for consideration consisting of a $3,000,000 convertible promissory note of Air LA, and an additional 8% promissory note of Air L.A. in the principal amount of $1,000,000. The Company also received from Air LA. an additional 8% promissory note in the amount of $2,000,000, representing Air LA's assumption of certain intercompany indebtedness previously owed by CAC to the Company. In conjunction with the closing, the Company loaned to CAC the sum of $250,000, which is repayable (together with interest at 8% per annum) out of the proceeds of Air LA's next public or private equity offering, or otherwise on demand made at any time after July 31, 1995. All of such promissory notes are secured by all of the assets of Air LA and CAC, except that the $250,000 loan is secured solely by the assets of CAC.

                 The $3,000,000 convertible promissory note will, upon Air LA's authorization of preferred stock (anticipated to occur in August 1995), automatically convert into $3,000,000 of non-dividend bearing convertible preferred stock of Air LA, which in turn will be convertible, at the option of the Company, commencing not later than December 31, 1995, into shares of common stock of Air LA over a two-year period at prevailing market prices for such common stock. Such convertible promissory note, and the preferred stock into which it is convertible, entitles the Company, in its discretion, to elect two members to the Board of Directors of Air LA.

                 Subject to certain mandatory prepayments out of the proceeds of equity offerings by Air LA, the $1,000,000 promissory note and the $2,000,000 promissory note issued as part of the sale of CAC will be repayable in quarterly installments of $75,000 each (in the aggregate as between the two notes) commencing not later than September 30, 1996, with all remaining unpaid principal becoming due and payable in a balloon payment due June 30, 2000.

                 As part of the sale to Air LA, Air LA has agreed to cure the existing defaults under the leases for the six aircraft being operated by CAC at the time of the sale, although the Company will remain contingently liable under such leases unless and until Air





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LA provides satisfactory deposits and/or other assurances to the lessors, in order to obtain the release of the Company from the obligations under such leases. Air LA's obligation to make the required lease payments and obtain the release of the Company from liability under the leases is secured by a pledge of the outstanding capital stock of CAC.

                 Air LA has received a financing commitment from a lender to provide a refinancing of its indebtedness secured by all of its assets, including the acquired assets owned by its CAC subsidiary. In light of its significant recent losses from operations, the consummation of such debt financing within the next 90 days, as well as a contemplated public offering of Air LA equity securities in calendar 1995, may be of material importance to Air LA's ability to both cure the Company's defaults to the CAC aircraft lessors and to meet its purchase price obligations to the Company.

Item 5.  Other Events.

                 In June 1995, the Company issued an aggregate of 2,094,500 shares of common stock of the Company in a private placement (the "1995 Private Placement"), at a price of $1.41 per share, yielding total net proceeds to the Company of approximately $2,900,000. The Company has utilized $350,000 of such net proceeds to redeem (for $200,000) the outstanding shares of Series D Preferred Stock of the Company, and to repay a $150,000 loan owed to an affiliate of an executive officer (collectively, the "Bridge Repayment").

                 Also in June 1995, the Company reached agreements with certain of its creditors whereby, subject to the effectiveness of a registration statement in respect of such shares, and the further final agreement of such creditors to accept such shares, creditors of the Company holding indebtedness in the aggregate amount of approximately $1,400,000 have agreed to consider accepting up to 700,000 shares of common stock of the Company in extinguishment of such claims.

                 Prior to the Company's receipt of the net proceeds of the 1995 Private Placement and the Company's entering into the agreements with creditors, the Company had received notification from the Listing Qualifications Committee of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") that the Company no longer satisfied the $1,000,000 minimum capital and surplus requirement (the "Minimum Equity Requirement") for continued listing of its securities on the NASDAQ SmallCap Market. As reflected in the attached pro forma balance sheet, after giving effect to the 1995 Private Placement and the use of proceeds therefrom, the Company believes that it once again satisfies the Minimum Equity Requirement for continued listing of its securities on the NASDAQ SmallCap Market; and the Company believes that it satisfies the Minimum Equity Requirement after





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making all required adjustments for the sale of CAC, and even assuming that none of the creditors elects to accept shares of common stock in satisfaction of their claims. The Company has been granted a temporary exception to the Minimum Equity Requirement, and the Company intends to demonstrate to NASDAQ renewed compliance with the Minimum Equity Requirement, so as to eliminate the need for the temporary exception and be restored to unconditional status for continued listing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements: Not Applicable

(b) Pro Forma Financial Information: See attached pro forma consolidated balance sheet of the Company and its subsidiaries as of May 31, 1995, after giving pro forma effect to the receipt of the net proceeds of the 1995 Private Placement, the Bridge Repayment out of such net proceeds, and the assumed conversion of $1,400,000 of accrued liabilities into 700,000 shares of common stock. Such pro forma consolidated balance sheet does not reflect any adjustment in the carrying value of CAC.

(c) The following Exhibits were filed as exhibits to the Company's Amendment No. 1 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on July 13, 1995, and are hereby incorporated herein by reference:

         1. Securities Purchase Agreement among the Company and the purchasers of 2,094,500 shares of common stock in the 1995 Private Placement.

         2. Stock Purchase Agreement and related exhibits and agreements between the Company and Air LA, relating to the sale of CAC to Air LA.





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                 CONQUEST INDUSTRIES, INC., AND SUBSIDIARIES
                        (FORMERLY WICO HOLDING CORP.)

                           PRO-FORMA BALANCE SHEET

                                 MAY 31, 1995

                                                                      Pro-Forma Adjustments
                                                                  -----------------------------
                                              Historical              Dr.                Cr.          As Adjusted
                                             ------------         ----------         ----------       -----------
             ASSETS
CURRENT ASSETS:
  Cash                                       $    929,194(1)       2,900,000(3)         350,000       $ 3,479,194
  Trade accounts receivable                     4,527,758                                               4,527,758
  Other receivables                               216,327                                                 216,327
  Inventories                                   7,791,124                                               7,791,124
  Prepaid expenses and other current assets       674,223                                                 674,223
                                             ------------         ----------         ----------      ------------
    TOTAL CURRENT ASSETS                       14,138,626          2,900,000            350,000        16,688,626
MACHINERY AND EQUIPMENT--NET                      976,619                                                 976,619
DEFERRED TAX ASSET                              1,257,900                                               1,257,900
INTANGIBLE AND OTHER ASSETS--NET                6,016,258                                               6,016,258
NET ASSETS OF DISCONTINUED OPERATIONS           4,250,000                                               4,250,000
                                             ------------         ----------         ----------      ------------
                                             $ 26,639,403         $2,900,000         $  350,000      $ 29,189,403
                                             ============         ==========         ==========      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable                           $  5,840,752(2)       1,400,000         $               $  4,440,752
  Accrued expenses                              2,421,665                                               2,421,665
  Current portion of long-term debt             1,500,000                                               1,500,000
    TOTAL CURRENT LIABILITIES                   9,762,417          1,400,000             --             8,362,417
LONG-TERM DEBT                                 17,408,349                                              17,408,349
OTHER LIABILITIES                                 150,000(3)         150,000
DEFERRED INCOME TAXES                              --                                                      --
STOCKHOLDERS' DEFICIT:
  Series A Preferred Stock                            755                                                     755
  Series D Preferred Stock                        200,000(3)         200,000                               --
  Series B Preferred Stock                      2,800,000                                               2,800,000
  Common stock                                     91,587                   (1),(2)       2,795            94,382
  Additional paid-in capital                   12,625,814                   (1),(2)   4,297,205        16,923,019
  Accumulated deficit                         (16,320,951)                                            (16,320,951)
  Treasury stock warrants                          --                                                      --
  Foreign currency translation adjustment         (78,568)                                                (78,568)
                                             ------------         ----------         ----------      ------------
                                                 (681,363)           200,000          4,300,000         3,418,637
                                             ------------         ----------         ----------      ------------
                                             $ 26,639,403         $1,750,000         $4,300,000      $ 29,189,403
                                             ============         ==========         ==========      ============


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                   CONQUEST INDUSTRIES INC. AND SUBSIDIARIES
                        NOTES TO PRO-FORMA BALANCE SHEET
                                  MAY 31, 1995



A:       The Company's May 31, 1995 consolidated balance sheet has been adjusted to give effect to the following events and transactions, all of which occurred subsequent to May 31, 1995:

         1) The receipt of net proceeds of approximately $2,900,000 as a result of the private placement of 2,094,500 shares of the Company's common stock at an issuance price of approximately $1.41;

         2) The repurchase of the Series D preferred stock and repayment of a stockholder loan

         3) The conversion of approximately $1,400,000 in trade liabilities into 700,000 shares of the Company's common stock

         4) In June 1995 the Company completed the sale of the common stock of Conquest Air for $6,000,000 of securities of the purchaser, Air L.A. The carrying value of the airline assets ($4,250,000) has not been adjusted in the accompanying consolidated pro-forma balance sheet as management is in the process of evaluating the values of the securities received in the transaction.

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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       CONQUEST INDUSTRIES INC.
                                            (Registrant)



Dated:  July 27, 1995                  By: /s/ Jerry Karlik
        -------------------------          ----------------------------------
                                           Jerry Karlik, Chief Financial
                                           Officer and Chief Accounting
                                           Officer





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